Exhibit 4.22

To: HSBC Bank (China) Company Limited,              Branch

CROSS GUARANTEE

1. Definitions

“Bank” means HSBC Bank (China) Company Limited,              Branch and its successors and assignees;

“Banking Facilities” means such facilities as the Bank may make or continue to make available to the Customer;

“Customer” means the person whose name and address are specified in the Schedule;

“Default Interest” means interest at such rate as the Bank may specify, compounded monthly if not paid on the dates specified by the Bank;

“Exchange Rate” means the rate for converting one currency into another currency which the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding on the Guarantor;

“Guaranteed Moneys” means (i) all principal in any currency owing by the Customer to the Bank at any time during the Guaranteed Period, actually or contingently, in any capacity, alone or jointly with any other person, (ii) interest on such principal (both before and after any demand or judgment), to the date on which the Bank receives payment, at the rates payable by the Customer or which would have been payable but for any circumstance which restricts payment, (iii) other amount owing by the Customer to the Bank under or in relation to the Banking Facilities and (iv) expenses of the Bank in’ enforcing this Guarantee on a full indemnity basis;

“Guaranteed Period” means the period commencing from the date of this Guarantee and ending on the date falling one calendar month after receipt by the Bank of the termination notice referred to in Clause 3.1;

“Guarantor” means the person(s) whose name and address are specified in Part 2 of the Schedule II;

“Maximum Liability” means the sum specified in the Schedule plus Default Interest on that sum or part thereof (to the extent that it is not paid by the Guarantor on demand by the Bank) and expenses of the Bank in enforcing this Guarantee on a full indemnity basis; where a liability for Guaranteed Moneys’ is incurred in a currency different from the currency in which the Maximum Liability is stated and the equivalent of that liability in the currency in which the Maximum Liability is stated, calculated at the then applicable Exchange Rate upon determination of the liability, has increased since it was incurred, that increase shall be added to the Maximum Liability;

“person” includes an individual, firm, company, corporation and an unincorporated body of persons; and

“PRC” means the People’s Republic of China, for the purpose of this Guarantee, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2. Guarantee

2.1 In consideration of the Banking Facilities, each of the Guarantors guarantees to pay the Guaranteed Moneys to the Bank on demand provided that the aggregate amount paid by each of the Guarantors under this Guarantee shall in no case exceed the Maximum Liability.

2.2 Without prejudice to the provisions under Clause 2.1, this Guarantee Letter shall be deemed an independent guarantee provided by each of the Guarantors in respect of the Guaranteed Moneys, the maximum amount of which shall in no case exceed the Maximum Liability

2.3 The Guarantor shall pay Default Interest (to the extent that it is not paid by the Customer) on the Guaranteed Moneys from the date of demand by the Bank on the Guarantor until the Bank receives payment of the whole of the Guaranteed Moneys (both before and after any demand on-judgment or any circumstance which restricts payment by the Customer).

2.4 A certificate of balance signed by any duly authorised officer of the Bank shall be conclusive evidence against the Guarantor of the amount of the Guaranteed Moneys owing at any time.

2.5 The Bank shall be entitled to retain the benefit of this Guarantee as against the Guarantor and any security it has in respect of the ’ Guaranteed Moneys for such period as the Bank may certify to the Guarantor to be appropriate in order to protect the interests of the Bank in respect of the Guaranteed Moneys.

3. Continuing and Additional Security

3.1 This Guarantee is a continuing security and shall secure the whole of the Guaranteed Moneys until one calendar month after receipt by the Bank of notice in writing by the Guarantor or a liquidator or receiver of the Guarantor or the representative for a dead individual Guarantor to terminate it. In case an individual Guarantor is dead, this Guarantee shall, as a continuing security, be binding on the heir, executor, successor or administrator of such Guarantor before the expiry of the foregoing notice period. Nevertheless and despite the giving of such notice, this Guarantee shall continue to apply to the Guaranteed Moneys in respect of which the Customer is or becomes actually or contingently liable up to such termination (together with the interest and other amount payable in relation to such Guaranteed Moneys after the termination) and the Guarantor guarantees to pay such “Guaranteed Moneys” (together with the interest and other amount payable in relation to such Guaranteed Moneys after the termination) to the Bank on demand whether that demand is made before, at the time of or after such termination.

3.2 The termination notice referred to in Clause 3.1 above shall not be served within the Minimum Guaranteed Term set out in Part 4 of the Schedule II hereof.

3.3 Even though it is required in Clause 3.1 that the termination notice shall be given by all Guarantors, the Bank may base on the notice given by one or more Guarantors to terminate the liabilities of such Guarantor(s) as provided under Clause 3.1, without affecting or terminating the liabilities of other Guarantors, and this Guarantee shall continue to apply to such other Guarantors as if they were the only Guarantors.

3.4 If this Guarantee is no longer binding on certain Guarantors due to any reason, it shall, as a continuing security, continue to apply to other Guarantors subject to the provisions of Clause 3.1.

3.5 This Guarantee is in addition to any other guarantee, mortgage, pledge or other security held by the Bank and shall not be affected by and may be enforced despite the existence of or any waiver by the Bank regarding any such guarantee, mortgage, pledge or other security. The Bank shall not be obliged to enforce any other security before enforcing the guarantee hereunder.

4. Customer’s Account

The Bank may, at any time and despite the termination of this Guarantee, continue any existing account and open any new account in the name of the Customer and no subsequent transactions, receipts or payments involving such new accounts shall affect the liability of the Guarantor.

5. Payments

5.1 Payments by each of the Guarantors shall be made to the Bank as specified by the Bank without any set-off, counterclaim, withholding or condition of any kind except that, if the Guarantor is compelled by law to make such withholding, the sum payable by the Guarantor shall be increased so that the amount actually received by the Bank is the amount it would have received if there had been no withholding.

5.2 Payment by each of the Guarantors to the Bank shall be in the currency of the relevant liability or, if the Bank so agrees in writing, in a different currency, in which case the conversion to that different currency shall be made at the Exchange Rate.

5.3 No payment to the Bank under this Guarantee pursuant to any judgment, court order or otherwise shall discharge the obligation of any Guarantor in respect of which it was made unless and until payment in full has been received in the currency in which it is payable under this Guarantee and, to the extent that the amount of any such payment shall, on actual conversion into such currency, at the Exchange Rate, fall short of the amount of the obligation, expressed in that’ currency, any of the Guarantors shall be jointly and severally liable for theshortfall.

5.4 Any moneys paid to the Bank in respect of the Guaranteed Moneys may be applied in or towards satisfaction of the same or placed to the credit of such temporary or impersonal account as the Bank may determine with a view to preserving its rights to prove for-the whole of the Guaranteed Moneys.

5.5 If any moneys paid to the Bank in respect of the Guaranteed Moneys are required to be repaid by virtue of any law relating to insolvency, bankruptcy or liquidation or for any other reason, the Bank shall be entitled to enforce this Guarantee as if such moneys had not been paid.

6. Set-off

The Bank may, at any time and without notice, apply any credit balance to which the Guarantor is entitled on any account with the Bank in or towards satisfaction of the Guaranteed Moneys. For this purpose, the Bank is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the moneys standing to the credit of such account

7. Guarantor as Principal Debtor

The liability of the Guarantor under this Guarantee shall not be discharged or otherwise affected by reason of the Bank entering into any agreement or arrangement with the Customer or any other person or by reason of any legal limitation, disability or incapacity or any other act, omission or circumstance which, but for this provision, would discharge the Guarantor to any extent. Any Guaranteed Moneys which may not be recoverable from the Customer for any such reason shall be recoverable by the Bank from the Guarantor as principal debtor by way of indemnity, on demand, together with Default Interest thereon in accordance with Clause 2.2.

8. Waiver of Defense

Each of the Guarantors hereby consents and agrees to each of the following, and agrees that its obligations under this Guarantee shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any statutory or other rights (including without limitation rights to notice) which it might otherwise have as a result of or in connection with any of the following:

(i) any amendment to or variation of the terms of the Banking Facilities;

(ii) any renewal, forbearance or extension of the Banking Facilities

(iii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Bank to the Customer, the Guarantor or any other party liable for payment of any or all of the Guaranteed Moneys;

(iv) any release, exchange, subordination or loss of any guarantee or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Moneys;

(v) the failure of the Bank or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling of all or any part of any security;

(vi) the release, discharge or waiver of any Guarantor’s obligation under this Guarantee, the giving of any grace period for payment, the acceptance of any negotiated payment or other arrangements with any Guarantor;

(vii) the reorganization, merger or consolidation of the Customer into or with any other person; or

(viii) any other action or omission to act which but for this provision would discharge the Guarantor from any part of its liability under this Guarantee.

9. Enforceability

If all or part of this Guarantee becomes unenforceable on any Guarantor at any time by any reason, this Guarantee shall be still applicablse and enforceable to other Guarantors as if this Guarantee was provided to the Bank by such other Guarantors only.

10. Subordination

10.1 The Guarantor shall not, until the whole of the Guaranteed Moneys have been received by the Bank, exercise its rights of subrogation, indemnity, set-off or counterclaim against the Customer or its rights to participate in any security the Bank has in respect of the Guaranteed Moneys or, unless required by the Bank to do so, to prove in the bankruptcy or liquidation of the Customer. The Guarantor shall hold any amount recovered, as a result of the exercise of any of such rights, on trust for the Bank and shall pay the same to the Bank immediately on receipt.

10.2 The Guarantor has not taken any security from any or all Customers or other Guarantors and agrees not to do so until the Bank has received the whole of the Guaranteed Moneys. Any security taken by the Guarantor in breach of this provision shall be held in trust for the Bank as security for the Guaranteed Moneys and all moneys at any time received in respect thereof shall be paid to the Bank immediately on receipt.

11. No Waiver

No failure to exercise, nor any delay in exercising, any of the rights or remedies under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

12. Consent

Each of the Guarantors agrees that the Bank may, for such purposes as the Bank may consider reasonably appropriate, disclose and/or obtain information concerning the Guarantor (including details of and relating to all or any transactions or dealings between the Guarantor and the Bank) to or from:

(i) any agent, contractor or third party service provider (whether situated within or outside the PRC) which provides administrative, telecommunication, computer, payment, processing or other services to the Bank in connection with the operation of its business;

(ii) credit reference agencies;

(iii) any person to whom the Bank is under an obligation to make disclosure under the requirements of any applicable laws regulations or judicial process; and

(iv) any actual or proposed participant or sub-participant of the Banking Facilities (or any part thereof).

In the event that such information includes the personal or other data of any third party or individual, each of the Guarantors confirms and warrants that it has obtained the consent of such third party or individual to the provision of such data to the Bank for such purposes and for disclosure to such persons as referred to in this Clause. The Guarantor will indemnify and hold the Bank harmless from all costs, penalties, damages and other losses incurred as the result of any breach of the terms of this Clause.

13. Assignment

13.1 The Guarantor may not assign or transfer any of its rights or obligations hereunder. The Bank may assign all or any part of its rights hereunder to a person in whose favour it has made an assignment of all or any of the Banking Facilities.

13.2 Without prejudice to the foregoing and any right of assignment enjoyed by the Bank under any applicable law or any other document, the Bank may, without the Guarantor’s consent, assign any and/or all of its rights and obligations hereunder to any HSBC Group member(s) that are/is more than 50% owned or controlled by HSBC Group or to any branch or sub-branch of the Bank.

14. Communications

Any notice, demand or other communication under this Guarantee shall be in writing addressed to the Guarantor at its registered office address or at the last address registered with the Bank and addressed to the Bank at its office specified in Part 3 of the Schedule II or such other address as the Bank may notify to the Guarantor for this purpose and may be delivered personally, by leaving it at such address, by post, facsimile transmission or telex and shall be deemed to have been delivered to the Guarantor at the time of personal delivery or on leaving it at such address or on the second day following the day of posting or on the day of dispatch, if sent by facsimile transmission or telex, and to the Bank on the day of actual receipt.

15. Severability

Each of the provisions of this Guarantee is severable and distinct from the others and, if one or more of such provisions is or becomes illegal, invalid or unenforceable, the remaining provisions shall not be affected in any way.

16. Governing Law and Jurisdiction

16.1 The Guarantee is governed by and shall be construed in accordance with the laws of the PRC.

16.2 Each of the Guarantors submits to the jurisdiction of the court at the place of the principal office of the Bank. Nothing in this Clause 16.2 limits the right of the Bank to bring proceedings against the Guarantor in connection with this Guarantee in any other court of any competent jurisdiction.

17. Execution

This Guarantee has been entered into by the Guarantor on             .

Schedule I

Details of Customer

Name Zastron Electronic (Shenzhen) Co., Ltd.	Address Namtai Industrial Estate, Gushu, Xixiang, Baoan, Shenzhen China
Wuxi Zastron Precision-Flex Co., Ltd.	No. 502 Xida Road, Meicun, Wuxi, China.

Schedule II

Part 1 Details of Guarantor

Name Zastron Electronic (Shenzhen) Co., Ltd.	Address Namtai Industrial Estate, Gushu, Xixiang, Baoan, Shenzhen China
Wuxi Zastron Precision-Flex Co., Ltd.	No. 502 Xida Road, Meicun, Wuxi, China.

Part 2 Address of Bank’s Office (for the purpose of Clause 14 only)

8/F China Resources Building, No. 5001, Shennan Road East, Luohu District, Shenzhen, the PRC

Part 3 Subject to the definition of Maximum Liability in this Guarantee, the specific amount of the Maximum Liabilities* is:

RMB370,000,000

Part 4 Minimum Guaranteed Term**

months from the date of this Guarantee.

*	The Maximum Liabilities shall at least include the principal, any expected interest, default interest, fees and other charges. s

**	The Minimum Guaranteed Term shall cover at least the last repayment date under any existing and proposed facility.

Executed by the Guarantors:

Signature of Authorized Signatory /s/ Koo Ming Kown	Signature of Authorized Signatory	Company Chop Zastron Electronic (Shenzhen) Co., Ltd.
Name: Koo Ming Kown Office:	Name: Office:
Identification Document Type and Number	Identification Document Type and Number
Authorization Date pursuant to BOD Resolution	Authorization Date pursuant to BOD Resolution
Signature of Authorized Signatory /s/ Koo Ming Kown	Signature of Authorized Signatory	Company Chop Wuxi Zastron Precision-Flex Co., Ltd.
Name: Koo Ming Kown Office:	Name: Office:
Identification Document Type and Number	Identification Document Type and Number
Authorization Date pursuant to BOD Resolution	Authorization Date pursuant to BOD Resolution

（中国法管辖版本）

致：汇丰银行（中国）有限公司[ ]分行

交叉保证

1. 定义

"银行"指汇丰银行（中国）有限公司[ ]分行及其继承人和受让人；

"银行融资"指银行可能为或继续为各客户或任一客户提供的放款、借贷或其他融资；

"客户"指姓名/名称及地址列于附件一中的有关人士或其中一人或多人；

"违约利息"指根据银行可能不时指定的利率计算所得的利息，该利息如未能按银行指定的日期准时缴付则需按月计收复利；

"外汇汇率"指在有关时间将一种货币兑换成另一种货币时，由银行决定的在有关外汇兑换市场上当时所用的兑换率，银行此种决定为终局性决定并对保证人具有约束力；

"担保款项"指（一）任何客户在保证期间内的任何时候、无论单独或与任何其他一位或多位客户或任何其他人士共同连带承担、无论实际或者或有、无论现在或将来、无论作为债务人或保证人或以任何其他身份而欠偿银行的任何币种的全部应付本金和债务；（二）（无论是在任何要求或判决之前或之后）应按客户应付的利率或非因任何限制支付的情况而原本应付的利率计收的该等本金至银行收到付款之日止产生的利息；（三）各客户在银行融资项下或与银行融资有关而向银行欠偿的其他款项；以及（四）在充分保赔的基础上银行为执行本保证书而引起的开支；

"保证期间"指自本保证书签署之日起至银行收到第3.1条所述的终止通知后满一（1）个日历月之日止的期间。

"保证人"指姓名/名称及地址列于附件二第一部分的人士或其中一人或多人；

"最高债务"指附件中所载明的金额加上该金额或部分该等金额(保证人经银行要求但未支付的部分)的违约利息和在充分保赔的基础上银行为执行本保证书而引起的各种开支;如果任何担保款项的币种与最高债务的币种不同,且在债权确定时,按照当时适用的外汇汇率计算出的担保款项以最高债务的币种表示的等值金额自担保款项产生后增加了,则增加的金额应当加于最高债务之上。

"人士"包括一个个人、商号、公司、法人及不具法人资格的团体；及

"中国"指中华人民共和国，为本保证书之目的，不包括香港特别行政区、澳门特别行政区和台湾。

2. 担保

2.1 鉴于银行提供或继续提供银行融资，各保证人在此共同连带地保证一经要求立即支付担保款项，但前提是各保证人在本保证书项下支付的总金额在任何情况下均不超过最高债务。

2.2 在不减损上文第2.1条的前提下，对于每一位保证人而言，本保证书可被视为该保证人就担保款项作出的、且最高额不超过最高债务的独立的担保。

2.3 各保证人应自银行要求保证人偿还担保款项之日起支付担保款项的违约利息（就有关客户未支付的违约利息而言），直至银行收到全部担保款项为止（无论是在任何要求或判决之前或之后，或无论是在发生限制有关客户付款情况之前或之后）。

2.4 由银行的任何适当授权职员签署的欠款证书，对保证人而言，应是在任何时候欠偿的担保款项金额的一项终局性证据。

2.5 为保障银行就担保款项所享有的权益，银行有权在银行向保证人证明为适当的期间内，保有对保证人享有的本保证书的利益及银行就担保款项而拥有的任何担保权益。

3. 持续性及额外保证

3.1 在银行收到每一及各保证人、或相关保证人的清算人、接管人或（在任何保证人死亡的情况下）

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CDT-SEC-013 (300907)

个人代表关于终止本保证书的书面通知后一个日历月期间届满之前，本保证书是一项持续性保证并就全部担保款项提供担保。如果一个保证人死亡，在根据本条款发出的通知期届满前，本担保应该作为一项持续担保，对该保证人的继承人、遗嘱执行人、继受人或管理人继续具有约束力。虽然及尽管已发出该书面通知，且无论是否对任何保证人提出任何偿还要求，本保证书应对客户在该等终止之前所实际地或或有地负有或成为负有的担保款项（连同在终止后就该等担保款项应付的利息和其他款项）继续有效，且保证人保证应一经要求即向银行支付上述担保款项（连同在终止后就该等担保款项应付的利息和其他款项），无论要求的提出是发生在该等终止之前、在该等终止之时、或在该等终止之后。

3.2 上述第 3.1 条所述的终止通知不得在本保证书附件二第四部分所列的最短保证期间内送达。

3.3 尽管上述第 3.1 条中要求任何终止本保证书持续性的通知应该由所有的保证人作出，银行可以视各保证人中的一人或数人发出的任何该等通知为终止该等保证人按照第 3.1 条的规定而承担的责任，而不影响或终止任何其他保证人的责任，且本保证书将继续作用于该等其他保证人，如同其为仅有的保证人一样。

3.4 如果出于任何原因本保证书不再约束某些保证人，受限于第 3.1 条，本保证书应该作为一项持续保证而对剩下的保证人具有约束力。

3.5 本保证书附加于银行持有的任何其他保证、抵押、质押或其他担保，并且不应受任何该等保证、抵押、质押或其他担保的影响。尽管存在任何该等保证、抵押、质押或其他担保或银行放弃任何该等保证、抵押、质押或其他担保的任何权利的情况，本保证书仍可以执行。银行无义务在执行本保证书项下的担保之前执行任何其他担保。

4. 客户账户

在任何时候且尽管本保证书终止，银行可以继续维持以客户名义已开立的任何账户，并可以客户名义开立任何新账户。与此类新账户有关的随后的任何交易、收款或付款均不得影响保证人的债务。

5. 付款

5.1 各保证人应按银行规定向银行付款，不得有任何种类的任何抵销、反索偿、预扣、或条件，但如果任何保证人被法律所迫作出此类预扣，则该保证人的应付金额需增加，使银行实际收到的款项相当于在无须做出上述预扣时其应收到的款项。

5.2 各保证人向银行的付款所用货币应与有关债务所用的货币相同，或者如果经银行书面同意，保证人可用另一种货币付款，如使用另一种货币付款，应按外汇汇率兑换该种货币。

5.3 除非且直至银行按本保证书规定的货币收妥全部应付款项之前，按照任何判决、法庭命令或其他原因向银行支付本保证书项下的任何款项均不能解除本保证书规定的各保证人的付款责任，并且在进行任何此类付款时因按照外汇汇率兑换该项责任所规定的货币而使得款项不足时，各保证人或其中任何成员应为该等不足部分金额共同连带地承担债务。

5.4 付给银行的有关担保款项的任何金额，在将该等金额用于不时地清偿担保款项之前，可以用来清偿担保款项，或贷记入银行可能决定的账户（包括一个临时的或不记名的账户）。

5.5 如果付给银行的有关担保款项的任何款项因任何有关无偿债能力、破产或清算的任何法律或出于任何其他原因应退还，银行应有权执行本保证书，犹如此种款项从未支付给银行一样。

6. 抵销

银行在任何时候无须通知即可以将任何保证人在银行的任何账户上的任何贷方余额用以清偿担保款项。为此目的，银行被授权将此种账户的贷方余额按照外汇汇率购买其他可能需要的货币以用作清偿担保款项。

7. 保证人作为主债务人

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CDT-SEC-013 (081106)

各保证人在本保证书项下的责任不因下列情况而被解除或受其他影响：任何客户就任何担保款项的任何债务或义务出于任何原因是或成为不合法、不可收回、无效或无法执行，该等原因包括任何如无本条款则将在任何程度上解除保证人责任的法律限制、无法定能力、无法定身份或任何其他作为、不作为或者情况。就出于任何此类原因而可能无法从任何客户收回的任何担保款项而言，银行可以在提出要求后以保赔方式向各保证人(如其作为主债务人一样)收回担保款项连同按上述第2.2条规定的违约利息。

8. 放弃抗辩

每一位保证人在此批准并同意下列各项内容，并同意其在本保证书项下的各项义务不应因下列任何一项内容而被解除、削弱、损害、减少或受到不利影响，并放弃其可能另行拥有的因下列任何一项内容而引起的或与下列任何一项内容有关的任何法定权利或其他权利（包括但不限于被通知的权利）：

(i) 授信函的各项规定的任何修改或变更；

(ii) 银行融资的任何延展、延期或展期；

(iii) 银行可能向任何客户、各保证人或对任何或全部担保款项负有付款义务的任何其他方授予或给与的任何调整、宽限、延期或妥协；

(iv) 在任何时候与所有或任何部分的担保款项有关而存在的或用以保证或担保所有或任何部分的担保款项之支付的任何保证或担保的任何解除、交换、从属或损失；

(v) 银行或任何其他方未能在保存、保护、执行、销售或以其他方式处理任何担保的全部或任何部分时尽谨慎或合理注意的义务；

(vi) 解除、免除或失去任何保证人在本保证书项下的义务，给与任何支付时间的宽限，接受来自任何保证人的任何议定偿付额或与任何保证人做出任何其他的安排；

(vii) 任何客户被任何其他人士重组、合并或兼并或与任何其他人士重组、合并或兼并；或

(viii) 如无本条款可能会免除任何保证人在本保证书项下之义务的任何其他作为或不作为。

9. 可执行性

如果本保证书的全部或任何部分在任何时间出于任何理由（包括任何保证人未能签署本保证书）对于任何保证人为不可执行的，则本保证书对于其余的保证人仍然具有完全约束力并可以执行，就如同仅由该等其他保证人向银行提供本保证书一样。

10. 从属

10.1 在银行收到全额担保款项之前，保证人不得对任何客户或保证人行使任何代位权、保赔权、抵销权或反索偿权，或对银行持有的对担保款项的任何担保行使参与权，或者，除非银行有此要求，不得在客户或保证人破产或清算中证明债权。保证人应将行使任何此类权利而收回的任何款项为银行利益信托持有，并在收到该款项之后立即向银行支付该笔款项。

10.2 任何保证人尚未接受任何客户或各客户或各保证人的任何担保、并同意不在银行收到整笔担保款项的还款之前接受客户的任何担保，任何保证人违反本条款所接受的任何担保应作为担保款项的担保为银行利益信托持有，并且在任何时候收到与该等担保有关的所有款项必须在收到之后立即支付给银行。

11. 不弃权

任何未能行使或任何迟延行使本保证书项下的任何权利或救济不应被视为对该权利或救济的放弃，且任何单独或部分行使任何权利或救济不应妨碍对该权利或救济的任何进一步行使或其他方式的行使，或妨碍对任何其他权利或救济的行使。

12. 同意

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CDT-SBC-013 (081106)

每一保证人同意银行可以为银行认为合理适当之目的而向下列人士披露及/或从下列人士处得到任何保证人的资料（包括任何保证人与银行的所有或任何交易或往来的详情）：

(i) 向银行提供包括行政、电信、电脑、付款、程序处理或其他与银行业务有关的服务的任何代理人、承包人或提供服务的第三者（无论其身处于中国境内或境外）；

(ii) 信用咨询服务机构；

(iii) 根据任何适用法律、法规或审判程序的规定，银行在履行责任时应对其作出披露的任何人士；及

(iv) 银行融资（或其任何部分）的任何实际或潜在的参与者或分参与者。

如该等资料包含任何第三者或个人的个人或其他资料，每一保证人确认并保证其已得到该等第三者或个人的同意，同意为该等目的而向银行提供该等资料以及向本条所提及的人士作出披露。保证人将承担及赔偿银行因违反本条的任何规定所引起的一切费用、罚款、损害和其他损失。

13. 转让

13.1 保证人不可转让或出让其在本保证书下的任何权利或责任。银行可以向已作为银行受益人而受让全部或任何部分银行融资之人士转让银行在本保证书规定下的全部或任何部分的权利。

13.2 不影响前述任何规定及银行根据任何适用的法律或任何其他文件而享有的任何转让权，银行可以不经任何保证人同意向HSBC集团拥有或控制50%以上股权的HSBC集团成员或银行的任何分行或支行转让其在本保证书项下的任何和/或所有权利和义务。

14. 通讯

本保证书项下的任何通知、要求或其他通讯应用书面形式按照保证人各自的注册办事处地址或在银行处登记的最新的地址送发给保证人，以及按附件二第三部分载明的银行办事处或银行为此目的而通知任何保证人的其他地址发送给银行，可以用专人递送、按地址交付、邮寄、图文传真或电传发出。送达有关保证人的时间是，如用专人递送或按地址交付，送交时间应被视为送达时间，如按地址邮寄，邮寄次日应被视为送达时间，如用图文传真或电传，发出当日应被视为送达时间，如为向银行送交，则被视为在银行实际收到当日送达。

15. 可分割性

本保证书的每一条款具有可分割性且明确区分于其他条款有，如果有一项或多项条款成为不合法，无效或无法执行，其余条款的合法性、有效性及可执行性不应因此而受到影响或损害。

16. 管辖法律及管辖权

16.1 本保证书受中国法律管辖，并应按中国法律释义。

16.2 各保证人服从于银行主要办事机构所在地法院的司法管辖权。本第16.2条的任何规定均不限制银行向任何其他有适当管辖权的法院就本保证书而对任何保证人提起诉讼的权利。

17. 签署

兹此证明，本保证书已由保证人于[ ]签署。

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CD7-SEC-013 (081006)

附件一

客户资料

1.	姓名/名称 龙成电子(深圳)有限公司.	地址 深圳市宝安区西乡镇固戍工业村
2.	姓名/名称 无锡龙成晶电柔性线路板有限公司	地址 中国无锡市梅村锡达路502号
3.	姓名/名称	地址
4.	姓名/名称	地址
5.	姓名/名称	地址
6.	姓名/名称	地址
7.	姓名/名称	地址
8.	姓名/名称	地址

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CDT-SEC-013 (081106)

附件二

第一部分

保证人资料

1.

姓名/名称 世成电子(深圳)有限公司
身份证明文件类型及号码（仅限个人）
地址 深圳市宝安区西乡镇固戍工业村

2.

姓名/名称 无锡世成晶电柔性线路板有限公司
身份证明文件类型及号码（仅限个人）
地址 中国无锡市梅村锡达路502号

3.

姓名/名称
身份证明文件类型及号码（仅限个人）
地址

4.

姓名/名称
身份证明文件类型及号码（仅限个人）
地址

5.

姓名/名称
身份证明文件类型及号码（仅限个人）
地址

6.

姓名/名称
身份证明文件类型及号码（仅限个人）
地址

7.

姓名/名称
身份证明文件类型及号码（仅限个人）
地址

8.

姓名/名称
身份证明文件类型及号码（仅限个人）
地址

第二部分

银行办事处地址 *（为第14条之目的填写此栏）*

中国 深圳市罗湖区深南东路5001号华润大厦8楼.

第三部分

从属于本保证关于最高债务的定义的规定，最高债务的具体金额为*

CNY 370,000,000.—

第四部分

最短保证期间**

自本保证书签署之日起　　个月。

* 最高债务至少应包括本金、任何预期利息、违约利息、费用和其他收费。

** 最短保证期间应至少包括任何现有或拟进行的融资项下的最后还款日。

6

CDT-SEC-013 (081106)

有限公司签署

世成深圳公章

授权签字人签名 Mr. Koo	授权签字人签名 世成电子(深圳)有限公司 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

无锡世成公章

授权签字人签名 Mr. Koo	授权签字人签名 WUXI ZASTRON PRECISION-FLEX CO., LTD. 无锡世成晶电柔性线路板有限公司 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

CDT-SBC-013 (081106)

7

有限公司签署（续前页）

授权签字人签名	授权签字人签名 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

授权签字人签名	授权签字人签名 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

8

CDT-SEC-013 (081106)

有限公司签署（续前页）

授权签字人签名	授权签字人签名 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

授权签字人签名	授权签字人签名 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

9

CDT-SEC-013 (081106)

有限公司签署（续前页）

授权签字人签名	授权签字人签名 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

授权签字人签名	授权签字人签名 公司印章
全名（*正楷大写*）	全名（*正楷大写*）
地址	地址
身份证明文件类型及号码	身份证明文件类型及号码
董事会决议正式授权的日期	董事会决议正式授权的日期

10

CDT-SEC-013 (081106)

个人签署

经保证人签署：

1.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

经保证人签署：

2.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

3.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

4.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

5.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

6.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

7.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

8.

保证人签字
全名（*正楷大写*）
地址
身份证明文件类型及号码

11

CDT-SEC-013 (081106)